 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 1, 2013

CONSOLIDATION SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-54230	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 W. Sahara Avenue, Suite 800

Las Vegas, Nevada 89102

(Address of Principal Executive Offices) (Zip Code)

(702) 949-9449

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEENT OF CERTAIN OFFICERS

(c)  Effective August 1, 2013, Consolidation Services, Inc. (the “Company”) entered into a Consulting Agreement with Michael Telford (“Telford”).  Telford has been retained to serve as the Company’s Executive Vice President (“EVP”).  The Term is for one year ending July 31, 2014, unless such appointment is earlier terminated or extended.  Telford will devote up to 20 hours per week to the Company’s activities at the direction of the CEO.

Mr. Telford shall receive as compensation for serving as EVP from August 1, 2013 until July 31, 2014, 200,000 shares of the Company’s Common Stock.  The Agreement is terminable for Cause (as defined) or by Telford upon 30 days’ prior written notice.

Michael Telford has been Managing Partner of HaldaneFrontier since November 2008.  He provides financial modeling, investment analysis, corporate strategy, strategic planning and business plan writing services.  Mr. Telford’s financial experience has been gained from performing various analytical and managerial roles, such as a credit analyst, project finance consultant, financial operations supervisor and capital markets specialist.  He has been chief financial officer of three companies, including two start-ups, in sectors spanning technology, telecommunications and transportation/logistics.  As CFO of Paratus Worldwide, a start-up transportation company operating in Iraq, he raised the venture capital financing, was responsible for FP&A, treasury, investor relations, accounts and risk management, and eventually facilitated the company’s acquisition by a private equity group.   Earlier, Mr. Telford was a securities analyst, portfolio manager and fixed income trader for firms such as C-Squared Investment Group and Masterson Moreland Sauer Whisman.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibits

10.1	Consulting Agreement effective as of August 1, 2013 by and between Consolidation Services Inc. and Michael Telford.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2013	CONSOLIDATION SERVICES, INC

By: /s/ Gary D. Kucher
Gary D. Kucher
Title: Chief Executive Officer

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